Exhibit 23.2

Consent of Independent Auditors

The consolidated financial statements of Northern Plains Capital Corporation as of December 31, 2016 and 2015, and for the years then ended, included in the FORM S-4, have been audited by Eide Bailly LLP, independent auditors, as stated in their report appearing herein.

We consent to the inclusion in the FORM S-4 of our report, dated May 16, 2017, on our audit of the consolidated financial statements of Northern Plains Capital Corporation.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

May 30, 2017